For Immediate Release                       Contact:  Rubenstein Associates, Inc.
                                                                     Rob Solomon
                                                                  (212)-843-8050
                                                                   Nasdaq:  STAR

                                                                 October 5, 2004
Lone Star Steakhouse & Saloon, Inc.
Third Quarter Preliminary Unaudited Earnings Release
Wichita, Kansas

Lone Star Steakhouse & Saloon, Inc. ("Lone Star" or "Company") announced preliminary unaudited operating results for the twelve week third quarter ended
September 7, 2004.

For the quarter, revenue from continuing operations increased 13.6% to
$148,045,000 from $130,312,000 and year-to-date increased 13.9% to $464,171,000 from $407,627,000 in 2003.

Third quarter revenue and same store sales comparisons were favorably impacted by approximately $1,800,000 due to the inclusion of Father's Day sales in 2004.
In 2003, Father's Day occurred in the Company's fiscal second quarter.

Income from continuing operations for the third quarter was $4,580,000 or $.21 per share ($.18 diluted) compared to $3,638,000 or $.18 per share ($.15 diluted)
last year. Year-to-date income from continuing operations was $21,008,000 or
$.99 per share ($.88 diluted) compared to $19,507,000 or $.94 per share ($.82 diluted) last year.

Net income for the third quarter was $4,521,000 or $.21 per share ($.18 diluted)
up 23.4% from $3,664,000 or $.18 per share ($.15 diluted) last year.
Year-to-date net income was $21,006,000 or $.99 per share ($.88 diluted) up 4.9%
compared to $20,022,000 or $.96 per share ($.84 diluted) in 2003.

Included in income from continuing operations for both the third quarter of fiscal 2004 and 2003 was non-cash stock compensation (credit) expense of
($290,000) and $75,000, respectively, which net of applicable income taxes, had the effect of increasing net income by $188,000 and $38,000, respectively. The year-to-date net effect of non-cash stock compensation decreased net income by
$155,000 in 2004 and $392,000 in 2003.

The third quarter of fiscal 2004 includes gains on sale of assets of $720,000 which resulted in an after-tax increase in net income from continuing operations of $450,000.

Third quarter comparable store sales growth was 0.2% for domestic Lone Star
Steakhouse & Saloon restaurants, 2.7% for Sullivan's Steakhouse restaurants,
22.6% for Del Frisco's Double Eagle Steak House restaurants and 11.4% for Texas
Land & Cattle Steak House restaurants bringing year-to-date comparable store sales increase to 1.6%, 6.8%, 26.7% and 10.9%, respectively.

Five existing Lone Star restaurants have been remodeled and three additional units are currently in various phases of construction. One new prototype Lone
Star Steakhouse & Saloon restaurant has been opened and an additional unit is currently under construction. Six new units are under contract. Additionally, there are four prospective Lone Star sites currently in various stages of lease or purchase negotiation.

Real estate searches continue for all concepts in various markets.

During the third quarter of fiscal 2004, the Company repurchased 670,300 shares of its common stock for $15,607,000 ($23.28 average per share). The current repurchase authorization had 1,402,500 shares remaining at the end of the third quarter.

On September 22, 2004, Lone Star Steakhouse & Saloon, Inc. announced that the
Board of Directors declared the Company's quarterly cash dividend of $.175 per share payable October 18, 2004 to shareholders of record on October 4, 2004.

For interested parties, there will be a conference call with management at 10:00
AM Central Time on Wednesday, October 6, 2004 to discuss this third quarter earnings release. The call in number is (913)-981-5522 and the confirmation code is 964368. A recorded replay of the conference call will be available from 1:00
PM on October 6, 2004 thru midnight October 19, 2004. The replay call in number is (719)-457-0820 and the confirmation code is 964368. A listen only connection to the conference call, as well as the replay, will be available on the internet through the Company's website, www.lonestarsteakhouse.com.

Lone Star owns and operates 251 domestic Lone Star Steakhouse & Saloon restaurants; 15 Sullivan's Steakhouse restaurants; five Del Frisco's Double
Eagle Steak House restaurants; 20 Texas Land & Cattle Steak House restaurants and one Frankie's Italian Grille restaurant. Licensees operate three domestic and thirteen international Lone Star restaurants, and one domestic Del Frisco's
Double Eagle Steak House restaurant.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section
21E of the Securities Exchange Act of 1934, as amended. Although the Company believes the assumptions underlying the forward-looking statements contained herein, including future operating performance, development plans and comparable sales of the Company, are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements contained in the press release will prove to be accurate.

                       Lone Star Steakhouse & Saloon, Inc.
   Unaudited Summary Financial Data for the Third Quarter of Fiscal Year 2004
                  ( In thousands except for per share amounts )

                                                        Sept. 7          Dec. 30
                                                         2004             2003
                                                       --------         --------
Current Assets:
    Cash and cash equivalents                          $ 80,228         $ 96,230
    Other current assets                                 24,040           24,835
                                                       --------         --------
                                                        104,268          121,065
Property and equipment, net                             325,894          312,220
Intangibles and other assets                             59,138           55,210
                                                       --------         --------
                                                       $489,300         $488,495
                                                       ========         ========

Current liabilities                                    $ 44,354         $ 49,121
Noncurrent liabilities                                   19,892           18,275
Stockholders' equity                                    425,054          421,099
                                                       --------         --------
                                                       $489,300         $488,495
                                                       ========         ========

                                                                For the third quarter ended         For the three quarters ended
                                                           Sept. 7, 2004        Sept. 9, 2003      Sept. 7, 2004     Sept. 9, 2003
                                                             12 Weeks             12 Weeks           36 Weeks           36 Weeks
                                                             --------             --------           --------           --------
                                                            $          %       $          %         $        %          $         %
                                                        ---------   ------ ---------   -------   --------  ------    --------  ------
Net Sales                                               $ 148,045          $ 130,312            $ 464,171           $ 407,627
Costs and expenses:
    Costs of sales                                         54,271     36.7    47,325      36.3    168,051    36.2     142,906    35.1
    Restaurant operating expenses                          71,986     48.6    62,789      48.2    218,878    47.2     190,073    46.6
    Depreciation and amortization                           4,690      3.2     4,655       3.6     14,010     3.0      14,490     3.6
                                                        ---------   ------ ---------   -------   --------  ------    --------  ------
       Restaurant costs and expenses                      130,947     88.5   114,769      88.1    400,939    86.4     347,469    85.3
General and administrative expenses                        11,431      7.7    10,117       7.8     32,351     7.0      30,691     7.5
Non-cash stock-based compensation                            (290)    (0.2)       75                  505     0.1       1,201     0.3
                                                        ---------   ------ ---------   -------   --------  ------    --------  ------
Income from operations                                      5,957      4.0     5,351       4.1     30,376     6.5      28,266     6.9
Other income (expense)                                        787      0.5       (35)                 814     0.2         298     0.1
                                                        ---------   ------ ---------   -------   --------  ------    --------  ------
Income - continuing - before income taxes                   6,744      4.5     5,316       4.1     31,190     6.7      28,564     7.0
Provision for income taxes                                  2,164      1.4     1,678       1.3     10,182     2.2       9,057     2.2
                                                        ---------   ------ ---------   -------   --------  ------    --------  ------
Income - continuing operations                              4,580      3.1     3,638       2.8     21,008     4.5      19,507     4.8
Income(loss) from discontinued operations - Net of tax        (59)                26                  (2)                 515     0.1
                                                        ---------   ------ ---------   -------   --------  ------    --------  ------
Net Income                                              $   4,521      3.1 $   3,664       2.8   $ 21,006     4.5    $ 20,022     4.9
                                                        =========   ====== =========   =======   ========  ======    ========  ======

Basic income (loss) per share:
    Continuing operations                                   $0.21              $0.18                $0.99              $0.94
    Discontinued operations                                 (0.00)              0.00                (0.00)              0.02
                                                        ---------          ---------             --------            --------
Basic income (loss) per share                               $0.21              $0.18                $0.99              $0.96
                                                        =========          =========             ========            ========

Diluted income (loss) per share:
    Continuing operations                                   $0.18              $0.15                $0.88              $0.82
    Discontinued operations                                 (0.00)              0.00                (0.00)              0.02
                                                        ---------          ---------             --------            --------
Diluted income (loss) per share                             $0.18              $0.15                $0.88              $0.84
                                                        =========          =========             ========            ========
Average shares outstanding - Basic                         21,452             20,584               21,224             20,787
Average shares outstanding - Diluted                       24,023             23,703               23,968             23,814

Continuing restaurants included at end of period              292                270                  292                270

Comparable sales growth                                     2.9%              1.2%                4.0%              0.6%